
<ARTICLE> 5
<LEGEND>
This schedule contains amended summary financial information extracted from the Company's condensed consolidated balance sheet and condensed consolidated statement of operations for the three months ended March 31, 1999. The condensed consolidated statement of operations for the three months ended March
31, 1999 can be found on page 2 of the Company's Form 10-Q for the three months ended March 31, 2000 and is qualified in its entirety by reference to such financial statements. The summary financial information has been amended to reflect adjustments to previously filed information as a result of SEC comments on the Company's Form S-1 filed in connection with the Company's initial public offering.
<RESTATED>
<CIK> 0001083753
<NAME> THERMOVIEW INDUSTRIES, INC.

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                       2,417,885
<SECURITIES>                                         0
<RECEIVABLES>                                2,859,432
<ALLOWANCES>                                         0
<INVENTORY>                                  2,317,524
<CURRENT-ASSETS>                            11,412,079
<PP&E>                                       3,868,516
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              82,569,037
<CURRENT-LIABILITIES>                       10,020,680
<BONDS>                                     21,395,518
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      3,380
<COMMON>                                         4,813
<OTHER-SE>                                  44,503,851
<TOTAL-LIABILITY-AND-EQUITY>                82,569,037
<SALES>                                              0
<TOTAL-REVENUES>                            21,749,817
<CGS>                                                0
<TOTAL-COSTS>                                9,764,255
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             411,624
<INCOME-PRETAX>                              (969,040)
<INCOME-TAX>                                 (133,000)
<INCOME-CONTINUING>                          (836,040)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (836,040)
<EPS-BASIC>                                      (.27)
<EPS-DILUTED>                                    (.27)

